Exhibit 5.1

Michael R. McCoy

Senior Vice President, General Counsel and Chief Legal Officer

August 14, 2026

Board of Directors

Avnet, Inc.

2211 South 47th Street

Phoenix, Arizona 85034

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

Avnet, Inc., a New York corporation (“Avnet” or the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of the following: (i) debt securities, which may be issued pursuant to an Indenture, dated as of June 22, 2010 (the “Indenture”), by and between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee under the indenture; (ii) common stock, par value $1.00 per share; (iii) preferred stock; (iv) warrants; (v) depositary shares; (vi) purchase contracts; and (vii) units (collectively, the “Offered Securities”).

I, as the General Counsel of Avnet, have examined the Registration Statement and the Indenture included as an exhibit thereto, such records of Avnet’s corporate proceedings and such other documents of Avnet, and have made such other factual and legal investigations, as I deemed necessary or appropriate in order to render this opinion. In my examination, I or attorneys acting under my supervision (with whom I have consulted), have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

In rendering the opinions set forth below, I have assumed that: (i) the board of directors of the Company has taken such additional corporate action as is contemplated and necessary to (a) authorize the issuance, sale, execution and delivery of any Offered Securities and (b) fix or to otherwise determine the consideration to be received for the Offered Securities and the terms of the offer or sale thereof; (ii) the Company has established the terms of any series of the Offered Securities in accordance with the relevant terms of the Company’s Restated Certificate of Incorporation and By-laws, as amended; (iii) the Registration Statement and any necessary post-effective amendments thereto have become effective under the Act; (iv) an appropriate prospectus supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations under the Act; (v) the Offered Securities have been executed and, as applicable, authenticated, and have been duly issued and delivered against payment therefor as approved by the board of directors of the Company and in accordance with applicable law; (vi) the Offered Securities have been offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and any pricing supplement; (vii) the Company has obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities; and (viii) any indenture relating to the Offered Securities has been duly qualified under the Trust Indenture Act of 1939, as amended.

Based on the foregoing, it is my opinion that:

1. The common stock and preferred stock (including any common stock or preferred stock duly issued upon conversion, exchange or exercise of any common stock, preferred stock, debt securities, warrants or units or the settlement of any stock purchase contracts) offered and sold under the Registration Statement, upon the issuance and delivery against payment received as contemplated by the applicable underwriting or other securities purchase agreement and the Registration Statement (including by any prospectus supplement setting forth the terms of such Offered Securities and the plan of distribution), will be legally issued, fully paid and nonassessable.

2. The debt securities offered and sold under the Registration Statement, upon the issuance, authentication and delivery against payment received as contemplated by the applicable indenture, underwriting or other securities purchase agreement and the Registration Statement (including any prospectus supplement setting forth the terms of such Offered Securities and the plan of distribution), will be legally issued, valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3. The warrants, depositary shares, purchase contracts and units offered and sold under the Registration Statement, upon the issuance and sale in the manner contemplated by the agreement under which the Offered Securities are issued, the applicable underwriting or other securities purchase agreement and the Registration Statement (including any prospectus supplement setting forth the terms of such Offered Securities and the plan of distribution), will be legally issued, valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

This opinion is limited to the law of the State of New York, and I express no opinion on the law of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Validity of Securities” in the prospectus constituting Part I thereof. I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Michael R. McCoy
Michael R. McCoy
General Counsel of Avnet, Inc.